UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2007

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

On March 7, 2007, DCP Midstream Partners, LP (the “Partnership”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Anadarko Gathering Company (“AGC”) and Anadarko Energy Services Company (“AESC”; AGC and AESC collectively called “Seller”). Under the terms and conditions of the Purchase Agreement, the Partnership will acquire from Seller certain natural gas gathering and compression assets (collectively the “Assets”) located in Grady, Garvin, and McClain Counties in Oklahoma (the “Acquisition”).

The Partnership will pay Seller a purchase price of $180.25 million in cash for the Assets, subject to certain customary purchase price adjustments. The Purchase Agreement contains customary representations, warranties and covenants. The Acquisition is expected to close on May 9, 2007, subject to the satisfaction of various closing conditions, including, among others the termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the closing of EXCO Resources, Inc.’s acquisition of Anadarko Petroleum Corporation’s production and leases dedicated to these midstream assets, which was announced on February 2, 2007.

In connection with the execution of the Purchase Agreement, the Partnership deposited with Seller an earnest money deposit (the “Deposit”) in the amount of $9,012,500 to be applied against the purchase price at closing or, if Seller terminates the Purchase Agreement because the Partnership has materially breached the Partnership’s representations, warranties or covenants under the Purchase Agreement, to be retained by Seller, as its sole and exclusive remedy, as liquidated damages. If the Purchase Agreement is terminated for any reason other than stated in the preceding sentence, Seller is obligated to return the Deposit to the Partnership.

Item 7.01 Regulation FD Disclosure.

On March 7, 2007, DCP Midstream Partners, LP (the “Partnership”) issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release dated March 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP By: DCP MIDSTREAM GP, LP its General Partner By: DCP MIDSTREAM GP, LLC its General Partner

By:	/s/ Michael S. Richards

Name: Michael S. Richards
Title: Vice President, General Counsel and Secretary
March 13, 2007

 EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated March 7, 2007.